Exhibit 10.29
Contract No. 051104-0004-0000 Amendment Number 5

AMENDMENT TO RAYONIER ADVANCED MATERIALS INC. INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES (“the Plan”)

WHEREAS, Rayonier Advanced Materials Inc. (the “Employer”) maintains the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (the “Plan”) for its employees;

WHEREAS, Rayonier Advanced Materials Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 2-13-2017.

1. The Adoption Agreement is amended to read:

6-2
EMPLOYER CONTRIBUTION FORMULA. For the period designated in AA §6-4 below, the Employer will make the following Employer Contributions on behalf of Participants who satisfy the allocation conditions designated in AA §6-5 below. Any Employer Contribution authorized under this AA §6-2 will be allocated in accordance with the allocation formula selected under AA §6-3.

☑ (a)	Discretionary contribution. The Employer will determine in its sole discretion how much, if any, it will make as an Employer Contribution.

☐ (b)	Fixed contribution.

☐ (1)	% of each Participant’s Plan Compensation.

☐ (2)	$ for each Participant.

☐ (3)	The Employer Contribution will be determined in accordance with any Collective Bargaining Agreement(s) addressing retirement benefits of Collectively Bargained Employees under the Plan.

☐ (c)	Service-based contribution. The Employer will make the following contribution:

☐ (1)	Discretionary. A discretionary contribution determined as a uniform percentage of Plan Compensation or a uniform dollar amount for each period of service designated below.

☐ (2)	Fixed percentage. % of Plan Compensation paid for each period of service designated below.

☐ (3)	Fixed dollar. $ for each period of service designated below.
The service-based contribution will be based on the following periods of service:

☐ (4)	Each Hour of Service

☐ (5)	Each week of employment

☐ (6)	Describe period:
The service-based contribution is subject to the following rules.

☐ (7)	Describe any special provisions that apply to service-based contribution:
[Note: Any period described in subsection (6) must apply uniformly to all Participants and cannot exceed a 12-month period. Any special provisions under subsection (7) must satisfy the nondiscrimination requirements under Code §401(a)(4) and the regulations thereunder.]

☐ (d)	Year of Service contribution. The Employer will make an Employer Contribution based on Years of Service with the Employer.

Years of Service	Contribution %
☐ (1) For Years of Service between and	%
☐ (2) For Years of Service between and	%
☐ (3) For Years of Service between and	%
☐ (4) For Years of Service and above	%
For this purpose, a Year of Service is each Plan Year during which an Employee completes at least 1,000 Hours of Service. Alternatively, a Year of Service is:

Exhibit 10.29
Contract No. 051104-0004-0000 Amendment Number 5

[Note: Any alternative definition of a Year of Service must meet the requirements of a Year of Service as defined in Section 2.03 of the Plan.]

☐ (e)
Prevailing Wage Formula. The Employer will make a contribution for each Participant’s Prevailing Wage Service based on the hourly contribution rate for the Participant’s employment classification. (See Section 3.02(a)(5) of the Plan.)

☐ (1)
Amount of contribution. The Employer will make an Employer Contribution based on the hourly contribution rate for the Participant’s employment classification. The Prevailing Wage Contribution will be determined as follows:

☐ (i)
The Employer Contribution will be determined based on the required contribution rates for the employment classifications under the applicable federal, state or municipal prevailing wage laws. For any Employee performing Prevailing Wage Service, the Employer may make the required contribution for such service without designating the exact amount of such contribution.

☐ (ii)
The Employer will make the Prevailing Wage Contribution based on the hourly contribution rates as set forth in the Addendum attached to this Adoption Agreement. However, if the required contribution under the applicable federal, state or municipal prevailing wage law provides for a greater contribution than set forth in the Addendum, the Employer may make the greater contribution as a Prevailing Wage Contribution.

☐ (2)	Offset of other contributions. The contributions under the Prevailing Wage Formula will offset the following contributions under this Plan. (See Section 3.02(a)(5) of the Plan.)

☐ (i)	Employer Contributions (other than Safe Harbor Employer Contributions)

☐ (ii)	Safe Harbor Employer Contributions.

☐ (iii)	Qualified Nonelective Contributions (QNECs)

☐ (iv)	Matching Contributions (other than Safe Harbor Matching Contributions)

☐ (v)	Safe Harbor Matching Contributions.

☐ (vi)	Qualified Matching Contributions (QMACs)
[Note: If subsection (ii) or (v) is checked, the Prevailing Wage contribution must satisfy the requirements for a Safe Harbor Contribution.]

☐ (3)	Modification of default rules. Section 3.02(a)(5) of the Plan contains default rules for administering the Prevailing Wage Formula. Complete this subsection (3) to modify the default provisions.

☐ (i)
Application to Highly Compensated Employees. Instead of applying only to Nonhighly Compensated Employees, the Prevailing Wage Formula applies to all eligible Participants, including Highly Compensated Employees.

☐ (ii)
Minimum age and service conditions. Instead of no minimum age or service condition, Prevailing Wage contributions are subject to a one Year of Service (as defined in AA§4-3) and age 21 minimum age and service requirement with semi-annual Entry Dates.

☐ (iii)
Allocation conditions. Instead of no allocation conditions, the Prevailing Wage contributions are subject to a 1,000 Hours of Service and last day employment allocation condition, as set forth under Section 3.09 of the Plan.

☐ (iv)	Vesting. Instead of 100% immediate vesting, Prevailing Wage contributions will vest under the following vesting schedule (as defined in Section 7.02 of the Plan):

☐ (A)	6-year graded vesting schedule

☐ (B)	3-year cliff vesting schedule

☐ (v)	Describe:
[Note: Overriding the default provisions under this subsection (3) may restrict the ability of the Employer to take full credit for Prevailing Wage Contributions for purposes of satisfying its obligations under applicable federal, state or municipal prevailing wage laws. Any modifications must satisfy the nondiscrimination requirements under Code §401(a)(4) and should be consistent with the applicable federal, state or municipal prevailing wage laws. See Section 3.02(a)(5) of the Plan.]

☑ (f)
Describe special rules for determining contributions under Plan: Will be made to Eligible Employees who were hired by Rayonier Inc. or the Employer on or after January 1, 2006. In addition, effective February 13, 2017, hourly paid employees hired by Rayonier Inc. prior to January 1, 2006 who subsequently change status to salaried paid will be eligible for this Contribution.

[Note: Any special rules must be described in a manner that precludes Employer discretion and must satisfy the nondiscrimination requirements of Code §401(a)(4) and the regulations thereunder.]

Exhibit 10.29
Contract No. 051104-0004-0000 Amendment Number 5

EMPLOYER SIGNATURE PAGE
PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees to effect:

☐ (a)	The adoption of a new plan, effective [insert Effective Date of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]

☐ (b)	The restatement of an existing plan, in order to comply with the requirements of PPA, pursuant to Rev. Proc. 2011-49.

(1)
Effective date of restatement:     . [Note: Date can be no earlier than January 1, 2007. Section 14.01(f)(2) of Plan provides for retroactive effective dates for all PPA provisions. Thus, a current effective date may be used under this subsection (1) without jeopardizing reliance.]

(2)    Name of plan(s) being restated:
(3)    The original effective date of the plan(s) being restated:

☑ (c)
An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

(1)	Effective Date(s) of amendment/restatement: 2-13-2017

(2)	Name of plan being amended/restated: Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

(3)	The original effective date of the plan being amended/restated: 6-27-2014

(4)
If Plan is being amended, identify the Adoption Agreement section(s) being amended: 6-2(f) Employer Contributions: hourly paid employees hired by Rayonier Inc. prior to January 1, 2006 who subsequently change status to salaried paid will be eligible for this Contribution.

VOLUME SUBMITTER SPONSOR INFORMATION. The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Company
Address: 1295 State Street Springfield, MA 01111-0001
Telephone number: (800) 309-3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §401(a), to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable IRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04. The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer’s needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Rayonier Advanced Materials Inc.
(Name of Employer)

(Name of authorized representative)	(Title)

(Signature)	(Date)

Exhibit 10.29
Contract No. 051104-0004-0000 Amendment Number 5

Action by Unanimous Consent of the Board of Directors
Amendment of Qualified Retirement Plan

The undersigned, being all the members of the Board of Directors of Rayonier Advanced Materials Inc. (“Company”), hereby consent to the following resolutions:

WHEREAS, the Company maintains the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (“Plan”), a qualified retirement plan, for the benefit of its eligible employees.

WHEREAS, the Company has decided to amend the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees Adoption Agreement.

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Adoption Agreement.

WHEREAS, the Board of Directors has reviewed and evaluated the proposed amendments to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that the Company hereby approves the Amendment to Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees, to be effective on 2-13-2017. A true copy of the amendment, as approved by the Board of Directors, is attached hereto.

RESOLVED FURTHER, that the President of the Company, or any other person or persons duly authorized to represent the Employer, may execute the amendment to the Plan and perform any other actions necessary to implement the Plan amendment.

RESOLVED FURTHER, if the Plan amendment modifies the provisions of the Summary Plan Description, Plan participants will receive a Summary of Material Modifications summarizing the changes under the amendment.

DIRECTORS:

(Name	(Signature)	(Date)

(Name	(Signature)	(Date)

(Name	(Signature)	(Date)

(Name	(Signature)	(Date)

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